Exhibit 10.112

BOR067500B

AMENDMENT TO GAS PURCHASE CONTRACT

This Amendment is entered as of September 1, 2005, regardless of the date of execution, between W O OPERATING COMPANY (“Seller”) and DUKE ENERGY FIELD SERVICES, LP (“Buyer”).

In consideration of the premises and of the mutual covenants contained herein, the parties agree to amend the Gas Purchase Contract dated August 3, 1995, DEFS’ File No. BOR067500B (the “Contract”) between the parties or their predecessors in interest covering producing sources located in Hutchinson County, Texas, as follows:

1.           Additional Commitment.  Section 1, Commitment, is amended by adding the following described additional acreage and wells to Seller’s committed sources of production:

Section 9, Block B3, B&S ERR Survey

The above lands include or participate in the following wells that are or soon will be producing:

Cockrell D

2.             Scope.  The Contract is amended to the extent noted herein.  In all other respects, it is confirmed and shall continue in full force and effect.

3.             Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall be considered together as one instrument. This Amendment is binding upon all parties executing it, whether or not it is executed by all parties owning interests in the properties committed under the Contract as amended.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date set forth above.

W O OPERATING COMPANY		DUKE ENERGY FIELD SERVICES, LP

By:	/s/ Miles O’Loughlin	By:	/s/ Mark B. Concienne

Title: Manager		Title: Managing Director

Executed on: 9/15/2005		Executed on: 9/20/2005